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                            HARTFORD LIFE INSURANCE COMPANY

                        UNANIMOUS WRITTEN CONSENT OF DIRECTORS


     The undersigned, being all of the Board of Directors of Hartford Life Insurance Company (the "Corporation"), hereby consent to the following resolutions in accordance with Section 33-749 of the Connecticut Business Corporation Act; such resolutions to have the same force and effect as if duly adopted at a meeting of the Board of Directors duly called and held for such purpose:

RE-DESIGNATION OF SEPARATE ACCOUNT:
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       RESOLVED, that the establishment of the Putnam Capital Manager Trust
       Separate Account by the Company in accordance with state insurance laws to issue variable annuity or variable life insurance contracts being segregated in such Putnam Capital Manager Trust Separate Account is hereby ratified; and be it further

       RESOLVED, that such Putnam Capital Manager Trust Separate Account be, and effective April 1, 2001, is hereby re-designated as "Separate Account Ten"; and be it further

       RESOLVED, that each of the officers of the Corporation be, and each hereby is, authorized and directed to make any such filings or notices and to take such other actions as may be necessary or required by law to give effect to the foregoing resolutions.

       IN WITNESS WHEREOF, the undersigned, being all the directors of the Corporation have executed this consent as of the 30th day of March, 2001, the effective date of this action.


/s/ David T. Foy                                 /s/ Thomas M. Marra
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David T. Foy                                     Thomas M. Marra


/s/ Christine Hayer Repasy                       /s/ Lowndes A. Smith
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Christine Hayer Repasy                           Lowndes A. Smith


/s/ John C. Walters                              /s/ David M. Znamierowski
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John C. Walters                                  David M. Znamierowski


/s/ Lizabeth H. Zlatkus
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Lizabeth H. Zlatkus